Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203622

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 24, 2015)

Explanatory Note

On February 27, 2019, Energous Corporation inadvertently filed a prospectus supplement pursuant to Rule 424 with respect to its shelf registration statement number 333-203622. That shelf registration statement is no longer effective and the prospectus supplement dated February 27, 2019 should be ignored.